Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                            August 11, 2015
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE MKT symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and six months ended July 4, 2015 and June 28, 2014, in thousands of dollars except share and per share amounts.

                                 Three Months Ended       Six Months Ended
                                July 4,     June 28,    July 4,     June 28,
                                  2015        2014        2015        2014

Net sales                     $1,427,886  $1,694,591  $2,880,244  $3,174,227

Net earnings attributable to
 Seaboard                     $   31,651  $   93,994  $   64,553  $  142,797
____________________________________________________________________________

Net earnings per common share $    27.04  $    79.28  $    55.15  $   120.34

Average number of shares
 outstanding                   1,170,550   1,185,633   1,170,550   1,186,640


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investors

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